FOR IMMEDIATE RELEASE

Contact:

Brookdale Senior Living Inc.

Francie Nagy

Tel: 1-212-515-4625

Brookdale Files Registration Statement for a $700 Million Follow-On Offering

and $85 Million Secondary Offering

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Chicago, IL. June 15, 2006 – Brookdale Senior Living Inc. (NYSE: BKD) today announced that it has filed a registration statement on Form S-1 for a proposed $700 million follow-on and $85 million secondary public offering of its common stock. The preliminary filing provides for an offering of shares valued at $700 million to be offered by Brookdale and shares valued at $85 million to be offered by an existing shareholder, Health Partners, which is an affiliate of Capital Z Partners. In addition, Health Partners has granted the underwriters of the offering an option to purchase shares valued at up to an additional $117.8 million owned by Health Partners. Funds managed by affiliates of Fortress Investment Group LLC, which beneficially own over 65% of Brookdale's common stock, are not selling any shares in the offering.

Proceeds from this offering, together with $650 million equity to be received from a fund which is an affiliate of Fortress, are intended to be used in connection with the consummation of the previously announced $1.2 billion merger of Brookdale and American Retirement Corporation (NYSE: ACR). Closing of this offering will occur simultaneously with, and is conditioned upon, the consummation of the merger.

Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., JP Morgan Securities Inc., UBS Securities LLC and Cohen & Steers Capital Advisors, LLC will be acting as underwriters in this offering.

When available, copies of the prospectus related to the proposed offering may be obtained from the Prospectus Department of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, fax number: (212) 902-9316 or through Lehman Brothers' Prospectus Fulfillment Department c/o ADP Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, fax number: (631) 254-7268.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States. Brookdale is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently Brookdale owns and operates independent, assisted and dementia-care facilities, with a total of 450 facilities in 32 states and the ability to serve over 34,000 residents.

Forward Looking Language

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to consummate each of the merger with American Retirement Corporation, the related issuance of shares to an affiliate of Fortress Investment Group LLC, and the follow-on offering. Words such as "expect(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Brookdale can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Brookdale's expectations include, but are not limited to, whether conditions to the closing of these transactions will not be satisfied and other risks detailed from time to time in Brookdale's SEC reports. Such forward-looking statements speak only as of the date of this press release. Brookdale expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.